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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned V.F. Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("VF"), and the undersigned directors and officers of VF hereby constitute and appoint M.J. McDonald and C.S. Cummings, and each of them, severally, his or her true and lawful attorneys and agents at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of VF, or by attesting the seal of VF or otherwise), any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable and may be required to enable VF to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission ("Commission") in respect thereof, in connection with the shares of Common Stock of VF offered pursuant to or in connection with the VF Corporation 1982 Stock Option Plan, the VF Corporation 1991 Stock Option Plan and the VF Corporation 1996 Stock Compensation Plan, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of VF and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements, and all amendments and supplements thereto, on Form S-8 or S-8/S-3 or on any other appropriate Form, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents as of the 21st day of July, 1998.

ATTEST:                              V.F. CORPORATION


/s/ Candace S. Cummings              By:/s/ Mackey J. McDonald
Candace S. Cummings                        Mackey J. McDonald
Vice President - Administration,           President and Chief
General Counsel and Secretary              Executive Officer

Principal Executive Officer:         Principal Financial and Accounting Officer:


/s/ Mackey J. McDonald               /s/ Robert K. Shearer
Mackey J. McDonald                   Robert K. Shearer
President and Chief                  Vice President - Finance and
Executive Officer                    Chief Financial Officer


                                     /s/ Robert D. Buzzell
                                     Robert D. Buzzell, Director


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/s/ Edward E. Crutchfield            /s/ Ursula F. Fairbairn
Edward E. Crutchfield, Director      Ursula F. Fairbairn, Director


/s/ Barbara S. Feigin                /s/ George Fellows
Barbara S. Feigin, Director          George Fellows, Director


/s/ Robert J. Hurst                  /s/ William E. Pike
Robert J. Hurst, Director            William E. Pike, Director


/s/ Mackey J. McDonald               /s/ M. Rust Sharp
Mackey J. McDonald, Director         M. Rust Sharp, Director


/s/ Lawrence R. Pugh
Lawrence R. Pugh, Director


/s/ L. Dudley Walker
L. Dudley Walker, Director


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